PRICING SUPPLEMENT dated May 13, 2026 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

$585,000 Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

■  Linked to the lowest performing of the common stock of Amazon.com, Inc., the Class A common stock of Meta Platforms, Inc., the common stock of Oracle Corporation and the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not guarantee any return of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities are automatically called prior to stated maturity and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the stock closing price of the lowest performing Underlying Stock on the relevant call date or the final calculation day, as applicable. The lowest performing Underlying Stock on any call date or the final calculation day is the Underlying Stock that has the lowest performance factor on that day, calculated for each Underlying Stock as the stock closing price of that Underlying Stock on that call date or the final calculation day, as applicable, divided by its starting price.

■  Monthly Coupon. The securities will pay a fixed coupon on a monthly basis until the earlier of stated maturity or automatic call. The coupon rate is 14.90% per annum.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly call dates beginning approximately six months after issuance is greater than or equal to its starting price, the securities will be automatically called for the principal amount plus the coupon payment otherwise due. The securities will not be subject to automatic call until approximately six months after their issue date.

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the principal amount at stated maturity if the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the principal amount of your securities.

■  The threshold price of each Underlying Stock is equal to 60% of its starting price.

■  You will not participate in any appreciation of any Underlying Stock.

■  Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each call date and on the final calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No dividends

■  No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$23.25	$976.75
Total	$585,000.00	$13,601.25	$571,398.75
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $978.00 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-6 of this pricing supplement.
(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.
(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Terms of the Securities

Issuer:	Barclays Bank PLC
The common stock of Amazon.com, Inc. (the “AMZN Stock”), the Class A common stock of Meta Platforms, Inc. (the “META Stock”), the common stock of Oracle Corporation (the “ORCL Stock”) and the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited (the “TSM Stock”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuers of the Market Measures as the “Underlying Stock Issuers.”
Market Measures[1]:	Market Measure	Bloomberg Ticker Symbol	Starting Price(a)	Threshold Price(b)
	AMZN Stock	AMZN UW <Equity>	$270.13	$162.078
	META Stock	META UW <Equity>	$616.63	$369.978
	ORCL Stock	ORCL UN <Equity>	$189.76	$113.856
	TSM Stock	TSM UN <Equity>	$399.80	$239.88
(a) With respect to each Underlying Stock, the stock closing price of that Underlying Stock on the pricing date (b) With respect to each Underlying Stock, 60% of its starting price
Pricing Date:	May 13, 2026
Issue Date:	May 18, 2026
Final Calculation Day[2]:	May 15, 2029
Stated Maturity Date[2]:	May 18, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Coupon Payment:

On each coupon payment date, you will receive a fixed coupon payment at a per annum rate equal to the coupon rate.

Each “coupon payment” will be calculated per security as follows:

($1,000 × coupon rate) / 12

Any coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Any return on the securities will be limited to the sum of your coupon payments, even if the stock closing price of the lowest performing Underlying Stock on any call date or the final calculation day significantly exceeds its starting price. You will not participate in any appreciation of any Underlying Stock.

Coupon Payment Dates[2]:	Monthly, on the 18th day of each month, commencing June 2026 and ending April 2029, and on the stated maturity date, provided that if a coupon payment date is not a business day, the coupon payment required to be made on that coupon payment date will be made on the next succeeding business day, and provided further that, if a call date is postponed with respect to one or more Underlying Stocks, the coupon payment date immediately following that originally scheduled call date will be three business days after the latest call date, as postponed. If a coupon payment date is postponed, the coupon payment will be made on that coupon payment date as postponed with the same force and effect as if it had been made on the originally scheduled coupon payment date, with no additional amount accruing or payable as a result of the postponement.
Coupon Rate:	The “coupon rate” is 14.90% per annum.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the call dates is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the coupon payment otherwise due. The securities will not be subject to automatic call until approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates[2]:	Monthly, on the third scheduled business day prior to each coupon payment date scheduled to occur from November 2026 to April 2029
Call Settlement Date:	The coupon payment date immediately following the applicable call date
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the coupon payment otherwise due). The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or

• if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Underlying Stock:	For any call date or the final calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that day.
Performance Factor:	With respect to an Underlying Stock on any call date or the final calculation day, its stock closing price on that day divided by its starting price
Stock Closing Price[1]:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749GS32 / US06749GS328

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to an Underlying Stock, the calculation agent may adjust the adjustment factor of that Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Underlying Stock. Upon the occurrence of certain reorganization events with respect to an Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of that Underlying Stock as a result of that reorganization event. An Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If a call date or the final calculation day is not a trading day with respect to any Underlying Stock, that day for each Underlying Stock will be postponed to the next succeeding day that is a trading day with respect to each Underlying Stock. A call date or the final calculation day will also be postponed for any Underlying Stock if a market disruption event occurs with respect to that Underlying Stock on that day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, a coupon payment date or the stated maturity date will be postponed if that day is not a business day or if any immediately preceding call date or the final calculation day, as applicable, is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not anticipate that the ending price of the lowest performing Underlying Stock on the final calculation day will be less than its threshold price, and you are willing and able to accept the risk that, if it is, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are willing and able to accept the individual market risk of each Underlying Stock and you understand that poor performance by any Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You are willing and able to forgo participation in any appreciation of any Underlying Stock, and you understand that any return on your investment will be limited to the coupon payments payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to the Underlying Stocks.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the ending price of the lowest performing Underlying Stock on the final calculation day will be less than its threshold price, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 40%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are unwilling or unable to accept the individual market risk of each Underlying Stock or the risk that poor performance by any Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stocks.

•	You seek exposure to any upside performance of the Underlying Stocks or you seek an investment with a return that is not limited to the coupon payments payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stocks.

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Amazon.com, Inc.,” “The Class A Common Stock of Meta Platforms, Inc.,” “The Common Stock of Oracle Corporation” and “The American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited” below.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Determining Payment at Maturity

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the coupon payment otherwise due) a cash payment per security (the maturity payment amount) calculated as described below.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock that has the lowest performance factor on the final calculation day, calculated for each Underlying Stock as its ending price divided by its starting price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the coupon payment otherwise due) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price. The threshold price for each Underlying Stock is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the principal amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the principal amount of your securities at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the principal amount, and your yield on the securities, taking into account the coupon payments you have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably — You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each call date and the final calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock —Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the coupon payments you receive. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Call Date And The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks — Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each call date and the final calculation day. Although it is necessary for each Underlying Stock to close at or above its threshold price on the final calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

•	Higher Coupon Rates Are Associated With Greater Risk — The securities offer coupon payments at a higher rate than the fixed rate we would pay on conventional debt securities of the same maturity. These higher coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may lose a substantial portion, and possibly all, of the principal amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measure of the degree of variation in the prices of the Underlying Stocks over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher coupon rate, but it also represents a greater expected likelihood as of the pricing date that the ending price of at least one Underlying Stock will be less than its threshold price such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Underlying Stocks — The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Underlying Stocks will not be correlated. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlying Stocks will be over the term of the securities. The Underlying Stocks may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities (Other Than Fixed Coupons) Will Be Determined Based On The Stock Closing Prices Of The Underlying Stocks On The Dates Specified — Any payment on the securities (other than fixed coupons) will be determined based on the stock closing prices of the Underlying Stocks on the dates specified. You will not benefit from any more favorable values of the Underlying Stocks determined at any other time.

•	Owning The Securities Is Not The Same As Owning Any Or All Of The Underlying Stocks — The return on your securities may not reflect the return you would realize if you actually owned any or all of the Underlying Stocks. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of any Underlying Stock would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of any Underlying Stock will rise or fall. There can be no assurance that the ending price of any Underlying Stock will not be less than its threshold price. The price of each Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that affect that Underlying Stock. You should be willing to accept the downside risks associated with equities in general and each Underlying Stock in particular, and the risk of losing a significant portion or all of the principal amount.

•	Tax Treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying Stocks

•	There Are Risks Associated With Single Equities — The price of each Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Underlying Stock.

•	We Cannot Control Actions By An Underlying Stock Issuer — Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any call date, the ending price of such Underlying Stock, and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	The TSM Stock Has Risks Associated With Non-U.S. Companies — An investment linked to the value of securities issued by non-U.S. companies, such as the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited, which represent securities issued by a company incorporated under the laws of Taiwan with its principal executive office and primary operations in Taiwan, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•	There Are Important Differences Between The American Depositary Shares And The Common Shares of Taiwan Semiconductor Manufacturing Company Limited — You should be aware that your return on the securities is linked to the price of American depositary shares representing the common shares of Taiwan Semiconductor Manufacturing Company Limited and not the underlying common shares of Taiwan Semiconductor Manufacturing Company Limited. There are important differences between the rights of holders of American depositary shares and the rights of holders of the common shares. Each American depositary share is a security evidenced by American depositary receipts, one of which represents one common share of Taiwan Semiconductor Manufacturing Company Limited. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the relevant non-U.S. issuer and holders of the American depositary shares, which may be different from the rights of holders of the common shares. For example, a company may make distributions in respect of its common shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the common shares of Taiwan Semiconductor Manufacturing Company Limited may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes. Unless the context requires otherwise, references in this document to the issuer of the American

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

depositary shares of Taiwan Semiconductor Manufacturing Company Limited refer to Taiwan Semiconductor Manufacturing Company Limited.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to any Underlying Stock. The material provided in this pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor either agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into each Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer — Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	The Historical Performance Of The Underlying Stocks Is Not An Indication Of Their Future Performance — The historical performance of the Underlying Stocks should not be taken as an indication of the future performance of the Underlying Stocks. It is impossible to predict whether the stock closing prices of the Underlying Stocks will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Underlying Stocks are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Underlying Stock and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying Stocks. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Underlying Stocks” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Underlying Stocks on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying Stocks;

•	correlation (or lack of correlation) of the Underlying Stocks;

•	the time to maturity of the securities;

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

•	the market prices of, and dividend rates on, the Underlying Stocks;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the coupon payment otherwise due on the applicable call settlement date. In the event the securities are automatically called, your total return on the securities will equal the coupon payments received prior to the call settlement date and the coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the coupon payment otherwise due). The performance factor of the lowest performing Underlying Stock on the final calculation day is calculated as its ending price divided by its starting price.

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding the final contingent coupon payment); any positive return will be based solely on the coupon payments received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “The Common Stock of Amazon.com, Inc.,” “The Class A Common Stock of Meta Platforms, Inc.,” “The Common Stock of Oracle Corporation” and “The American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, and the maturity payment amount is equal to the principal amount of your securities at maturity.

	AMZN Stock	META Stock	ORCL Stock	TSM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$135.00	$145.00	$115.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	135.00%	145.00%	115.00%	125.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the ORCL Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the principal amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to the coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the coupon payment otherwise due.

Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its threshold price, and the maturity payment amount is equal to the principal amount of your securities at maturity.

	AMZN Stock	META Stock	ORCL Stock	TSM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$115.00	$90.00	$110.00	$105.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	115.00%	90.00%	110.00%	105.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the META Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, you would be repaid the principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

In addition to the coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the coupon payment otherwise due.

Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, and the maturity payment amount is less than the principal amount of your securities at maturity.

	AMZN Stock	META Stock	ORCL Stock	TSM Stock
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$45.00	$120.00	$90.00	$110.00
Hypothetical threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (ending price divided by starting price):	45.00%	120.00%	90.00%	110.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the AMZN Stock has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to the coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security as well as the coupon payment otherwise due.

These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold prices.

To the extent that the starting price, threshold price and ending price of the lowest performing Underlying Stock on the final calculation day differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Information about the Underlying Stocks

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock can be located by reference to its SEC file number provided below.

Included below is a brief description of the issuer of each Underlying Stock. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

The Common Stock of Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers subscription services; offers programs that enable sellers to sell their products in its stores and fulfill orders using its services; offers developers and enterprises a set of on-demand technology services, including compute, storage, database, analytics, artificial intelligence and machine learning, and other services; offers programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers and others to publish and sell content; and provides advertising services to sellers, vendors, publishers, authors and others, through programs such as sponsored ads, display and video advertising. Information filed by Amazon.com, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-22513. The AMZN Stock is listed on The Nasdaq Stock Market under the ticker symbol “AMZN.”

Historical Information

We obtained the closing prices of the AMZN Stock displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the AMZN Stock should not be taken as an indication of the future performance of the AMZN Stock. Future performance of the AMZN Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the AMZN Stock during the term of the securities, including on any of the call dates or the final calculation day. We cannot give you assurance that the performance of the AMZN Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the AMZN Stock for the period from January 1, 2021 to May 13, 2026. The closing price on May 13, 2026 was $270.13. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 60% of the starting price of the AMZN Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

The Class A Common Stock of Meta Platforms, Inc.

According to publicly available information, Meta Platforms, Inc. (formerly known as Facebook, Inc.) builds products that enable people to connect and share through mobile devices, personal computers, virtual reality headsets and AI glasses. Information filed by Meta Platforms, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35551. The META Stock is listed on The Nasdaq Stock Market under the ticker symbol “META.”

Historical Information

We obtained the closing prices of the META Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the META Stock should not be taken as an indication of the future performance of the META Stock. Future performance of the META Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the META Stock during the term of the securities, including on any of the call dates or the final calculation day. We cannot give you assurance that the performance of the META Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the META Stock for the period from January 1, 2021 to May 13, 2026. The closing price on May 13, 2026 was $616.63. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 60% of the starting price of the META Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

The Common Stock of Oracle Corporation

According to publicly available information, Oracle Corporation provides products and services that address enterprise information technology needs. Information filed by Oracle Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35992. The ORCL Stock is listed on the New York Stock Exchange under the ticker symbol “ORCL.”

Historical Information

We obtained the closing prices of the ORCL Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the ORCL Stock should not be taken as an indication of the future performance of the ORCL Stock. Future performance of the ORCL Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the ORCL Stock during the term of the securities, including on any of the call dates or the final calculation day. We cannot give you assurance that the performance of the ORCL Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the ORCL Stock for the period from January 1, 2021 to May 13, 2026. The closing price on May 13, 2026 was $189.76. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 60% of the starting price of the ORCL Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

The American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited

According to publicly available information, Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese company, is a foundry that manufactures semiconductors using its manufacturing processes for its customers based on proprietary integrated circuit designs provided by them. Information filed by Taiwan Semiconductor Manufacturing Company Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14700. The TSM Stock is listed on the New York Stock Exchange under the ticker symbol “TSM.”

Historical Information

We obtained the closing prices of the TSM Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the TSM Stock should not be taken as an indication of the future performance of the TSM Stock. Future performance of the TSM Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the TSM Stock during the term of the securities, including on any of the call dates or the final calculation day. We cannot give you assurance that the performance of the TSM Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the TSM Stock for the period from January 1, 2021 to May 13, 2026. The closing price on May 13, 2026 was $399.80. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 60% of the starting price of the TSM Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Put Options and Deposits” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. Our special tax counsel believes that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Underlying Stock, secured by a cash deposit equal to the initial issue price of the security (the “Deposit”), which will have an annual yield based on our cost of borrowing, as shown below. If this treatment is respected, only a portion of each coupon payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”). By purchasing the securities, you agree to treat the securities for U.S. federal income tax purposes consistently with the treatment and allocation as described above. We will follow this approach in determining our information reporting responsibilities, if any. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Assuming the treatment and allocation described above are respected if you are a U.S. holder, interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to the taxable disposition of the securities (including redemption upon an automatic call or at maturity). Assuming that you are an initial purchaser of securities purchasing the securities at the initial issue price for cash, (i) if your securities are called or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment — not including the coupon payment otherwise due — at maturity equal to the amount of the Deposit), you will recognize short-term capital gain in an amount equal to the total Put Premium received, and (ii) if, instead, the Put Option is deemed to be exercised at maturity (i.e., you receive a cash payment at maturity — not including the coupon payment otherwise due — that is less than the amount of the Deposit), you will recognize short-term capital gain or loss in an amount equal to the difference between (x) the total Put Premium received and (y) the cash settlement value of the Put Option (i.e., the amount of the Deposit minus the cash you receive at maturity, not including the coupon payment otherwise due).

There are, however, other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt for the securities, in which case the timing and character of your income or loss could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the securities are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Purchasers who are not initial purchasers of securities at the initial issue price should also consult their tax advisors with respect to the tax consequences of an investment in the securities, including possible alternative treatments, as well as the allocation of the purchase price of the securities between the Deposit and the Put Option.

The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b).

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Consistent with the position described above, below are the portions of each coupon payment that we intend, in determining our reporting responsibilities (if any), to treat as attributable to interest on the Deposit and to Put Premium:

Coupon Payment rate per Annum	Interest on Deposit per Annum	Put Premium per Annum
14.90%	4.82%	10.08%

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Oracle Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due May 18, 2029

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.